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                                                                Exhibit No. 23.2

                               CONSENT OF KPMG LLP

To the Board of Directors
Alberto-Culver Company

We consent to the use of our reports dated October 23, 2001, incorporated by reference herein, with respect to the consolidated financial statements of Alberto-Culver Company and subsidiaries as of September 30, 2001 and 2000 and for each of the years in the three-year period ended September 30, 2001, and the financial statement schedule for the three-year period ended September 30, 2001.

                                                   /s/ KPMG LLP

Chicago, Illinois
November 25, 2002

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